UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced resignation of Thomas F. Fortin on October 30, 2014 (the “Resignation Date”) as the Chief Executive Officer of Regional Management Corp. (the “Company”) and as a member of the Company’s Board of Directors, the Compensation Committee of the Board of Directors of the Company determined on December 11, 2014 to enter into a separation agreement with Mr. Fortin (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Fortin will provide reasonable assistance for a period of six months, not to exceed twenty (20) hours per month, to the interim or acting Chief Executive Officer of the Company in connection with the performance of such interim or acting Chief Executive Officer’s duties, and Mr. Fortin will be entitled to be reimbursed for reasonable business expenses incurred in connection with the performance of such services.

In addition, subject to his execution and non-revocation of a release of claims, Mr. Fortin is entitled to receive the following payments and benefits under the Separation Agreement:

•	A payment equal to thirty (30) days of his base salary (as of the Resignation Date) in lieu of the requirement that the Company provide him with thirty (30) days’ notice of a decision to terminate his employment without cause;

•	Continued payment of his base salary (as in effect on the Resignation Date) for a period of twelve (12) months following the Resignation Date, paid in accordance with the Company’s ordinary payroll practices;

•	Reimbursement of reasonable attorney’s fees incurred in connection with the negotiation of the Separation Agreement, not to exceed $5,000;

•	Reimbursement of the cost of COBRA continuation premiums for continued health insurance coverage for Mr. Fortin and his dependents for a period of twelve (12) months following the Resignation Date (or until Mr. Fortin becomes eligible for coverage from a subsequent employer);

•	The option to purchase 196,563 shares of the Company’s common stock granted to Mr. Fortin on February 28, 2008 will continue to be exercisable until March 21, 2017 (instead of expiring ninety (90) days after the Resignation Date);

•	The option to purchase 125,000 shares of the Company’s common stock granted to Mr. Fortin on March 27, 2012 will vest in full and continue to be exercisable until March 21, 2017 (instead of expiring ninety (90) days after the Resignation Date); and

•	All of the 12,589 shares of restricted stock granted to Mr. Fortin on October 1, 2014 will vest in full as of the effective date of the release of claims.

Mr. Fortin waived his right to receive any pro-rata bonus otherwise earned in 2014 under the Company’s short-term incentive plan and agreed to forfeit all of the restricted stock units, stock options, and performance shares granted to him on October 1, 2014. Mr. Fortin also reaffirmed his obligations under the restrictive covenants set forth in his employment agreement.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Separation Agreement between Thomas F. Fortin and Regional Management Corp., dated December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: December 17, 2014	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement between Thomas F. Fortin and Regional Management Corp., dated December 11, 2014.